                                                                    EXHIBIT 4(a)


                     RESTATED ARTICLES OF INCORPORATION OF
                       TEXAS UTILITIES ELECTRIC COMPANY



     Pursuant to the provisions of Article 4.07 of the Texas Business Corporation Act, Texas Utilities Electric Company, a Texas corporation, adopts the following Restated Articles of Incorporation which accurately copy the Articles of Incorporation and all amendments thereto that are in effect to date and as further amended by such Restated Articles of Incorporation as hereinafter set forth and which contain no other change in any provision thereof:

     ARTICLE I.     The name of the Corporation is Texas Utilities Electric
Company.

     ARTICLE II. The Articles of Incorporation of the Corporation are amended by the Restated Articles of Incorporation as follows:

     The amendment alters or changes Articles III, V, VI, and VII of the original or amended Articles of Incorporation by deleting the provisions of each such Article and substituting therefor the provisions set forth in Articles III, V, VI and VII, respectively, set forth in Annex "I" attached hereto and incorporated herein. The full text of each provision so altered is set forth in Annex "I" attached hereto and incorporated herein.

     ARTICLE III. The designation and number of outstanding shares of each class or series entitled to vote thereon as a class were as follows:

                                          Number of Shares Outstanding
          Class or Series                and Entitled to Vote as a Class
          ---------------                -------------------------------

          Common                                  156,800,000.00
          Preferred                                 5,613,800.25


     The Restated Articles of Incorporation as so amended were adopted by the shareholders of the Corporation at a meeting held on May 20, 1997. The number of shares of each class or series entitled to vote as a class or series that were voted for or against such amendments were as follows:

          Class or Series                      Number of Shares Voted
          ---------------                   -----------------------------
                                             For                 Against
                                             ---                 -------

          Common                         156,800,000                    0
          Preferred                        5,017,963            29,716.25

     ARTICLE IV. The Articles of Incorporation and all amendments and supplements thereto are hereby superseded by the Restated Articles of Incorporation set forth in Annex "I" attached hereto and incorporated herein for all purposes, which accurately copy the entire text thereof and as amended as above set forth.

                                  TEXAS UTILITIES ELECTRIC COMPANY



                                  By:   /s/ Glen H. Hibbs
                                      ---------------------------------------
                                        An Authorized Officer

                                                                         ANNEX I



                      RESTATED ARTICLES OF INCORPORATION

                                      OF

                       TEXAS UTILITIES ELECTRIC COMPANY



                                   ARTICLE I
                                   ---------

          The name of the Corporation is Texas Utilities Electric Company.

                                   ARTICLE II
                                   ----------

          The purposes for which the Corporation is organized are the production, generation, manufacture, purchase, transportation, transmission, distribution, supply and sale to the public of electric current and power, gas, steam, and any other form or source of light, heat, energy or power; and the transaction otherwise of any and all lawful business for which corporations may be incorporated in the State of Texas.

                                  ARTICLE III
                                  -----------

          The post office address of the registered office of the Corporation is Energy Plaza, 1601 Bryan Street, Dallas, Texas, 75201-3411, and the name of its registered agent at such address is Peter B. Tinkham.

                                   ARTICLE IV
                                   ----------

          The period of duration of the Corporation is perpetual.

                                   ARTICLE V
                                   ---------

          The number of directors of the Corporation shall be fixed from time to time as provided for in the Bylaws and shall be one or more.

          The number of directors constituting the current Board of Directors of the Corporation is seven (7), and the names and addresses of the persons serving as directors are as follows:

          Name                    Address
          ----                    -------

          T. L. Baker             Energy Plaza, 1601 Bryan Street
                                  Dallas, Texas  75201-3411

          J. S. Farrington        Energy Plaza, 1601 Bryan Street
                                  Dallas, Texas  75201-3411

          H. Jarrell Gibbs        Energy Plaza, 1601 Bryan Street
                                  Dallas, Texas  75201-3411

          Michael J. McNally      Energy Plaza, 1601 Bryan Street
                                  Dallas, Texas 75201-3411

          Erle A. Nye             Energy Plaza, 1601 Bryan Street
                                  Dallas, Texas  75201-3411

          W. M. Taylor            Energy Plaza, 1601 Bryan Street
                                  Dallas, Texas  75201-3411

          E. L. Watson            Energy Plaza, 1601 Bryan Street
                                  Dallas, Texas  75201-3411


                                  ARTICLE VI
                                  ----------

          The aggregate number of shares of capital stock which the Corporation shall have authority to issue is 197,000,000 shares, of which 17,000,000 shares are classified as Preferred Stock, without par value, and 180,000,000 shares are classified as Common Stock, without par value.

          The descriptions of the different classes of capital stock of the Corporation, and the preferences, designations, relative rights, privileges, powers, restrictions, limitations and qualifications of said classes of capital stock, are as follows:

                        Division A --- Preferred Stock

          1.  Series and Limits of Variations between Series.  Subject to the
              ----------------------------------------------
provisions of Division B of this Article VI which describe certain terms, characteristics and relative rights and preferences of various series of Preferred Stock which will be issuable at such time as the Board of Directors of the Corporation shall provide (which provisions, however, shall not continue effective as to any shares which are redeemed or purchased and thereby restored to the status of authorized but unissued shares of Preferred Stock without designation), the Preferred Stock may be divided into and issued in one or more series from time to time as herein provided, each series to be so designated as to distinguish the shares thereof from the shares of all other series and classes. The authorized number of shares of any such series, the designation of such series, and the terms, characteristics and relative rights and preferences thereof (in those respects in which the shares of one series may vary from the shares of other series as herein provided) shall be established at any time prior to the issuance thereof by resolution or resolutions of the Board of Directors of the Corporation. The Preferred Stock of all series shall be of the same class and of equal rank and shall be identical in all respects, except that there may be variations in the following particulars:

          (a) The rate or rates at which dividends are to accrue on the shares of such series, hereinafter referred to as the "authorized dividend rate";

          (b) The terms and conditions upon which the shares of such series may be redeemed, and the amount payable in respect to the shares of such series in case of the redemption thereof at the option of the Corporation (the amount or amounts so established being hereinafter referred to as the "authorized redemption price"), and the amount payable in respect of the shares of such series in case of the redemption thereof for any sinking fund of such series, which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action or otherwise;

          (c) The amount payable in respect of the shares of such series in case of liquidation, dissolution or winding up of the Corporation (the amount or amounts so established being hereinafter referred to as the "authorized liquidation price"), and the amount payable, if any, in addition to the authorized liquidation price for each series, in case such liquidation, dissolution or winding up be voluntary (the amount or amounts so established being hereinafter referred to as the "authorized liquidation premium"), which amounts in respect of any series may, but need not, vary according to the time or circumstances of such action or otherwise;

          (d) Any requirement as to any sinking fund or purchase fund for, or the redemption, purchase or other retirement by the Corporation of, the shares of such series;

          (e) The right, if any, to exchange or convert the shares of such series into shares of any other series of the Preferred Stock or, to the extent permitted by law, into securities of the Corporation or any other corporation or other entity, and the rate or basis, time, manner and conditions of exchange or conversion or the method by which the same shall be determined; and

          (f)   The voting rights, if any, of shares of such series.

          2.  Dividends.  Out of the assets of the Corporation legally available
              ---------
for dividends, the holders of the Preferred Stock of each series shall be entitled, in preference to the holders of the Common Stock, to receive, but only when and as declared payable by the Board of Directors, dividends at the authorized dividend rate for such series, and no more, payable quarterly on February 1, May 1, August 1, and November 1 in each year, or otherwise as the Board of Directors may determine or as set forth herein with respect to any particular series of Preferred Stock, to shareholders of record as of a date not exceeding fifty (50) days nor less than ten (10) days preceding such dividend payment dates, and such dividends on the Preferred Stock shall be cumulative, so that, if in any past dividend period or periods full dividends upon each series of the outstanding Preferred Stock at the authorized dividend rate or rates therefor shall not have been paid, the deficiency (without interest) shall be paid or declared and set apart for payment before any dividends shall be paid upon or set apart for the Common Stock (other than a dividend payable in Common Stock of the Corporation). Dividends on all shares of the Preferred Stock of each series shall commence to accrue and be cumulative from a date established by or upon authority of the Board of Directors. Any dividends paid on the Preferred Stock in an amount less than full cumulative dividends accrued or in arrears upon all Preferred Stock outstanding shall, if more than one series be outstanding, be divided between the different series in proportion to the aggregate amounts which would be distributable to the Preferred Stock of each series if full cumulative dividends were declared and paid thereon.

          3.  Preference on Liquidation.  In the event of any liquidation,
              -------------------------
dissolution, or winding up of the Corporation, the holders of the Preferred Stock of each series shall have a preference over the holders of the Common Stock until the authorized liquidation price per share for such series, plus, in case such liquidation, dissolution or winding up shall have been voluntary, the authorized liquidation premium per share for such series, if any, together in all cases with unpaid accumulated dividends, if any, shall have been paid or distributed or declared and set apart for payment or distribution, but the holders of the Preferred Stock shall be entitled to no further participation in any such distribution. If upon any such liquidation, dissolution or winding up, the assets distributable among the holders of the Preferred Stock shall be insufficient to permit the payment of the full preferential amounts aforesaid, then said assets shall be distributed among the holders of each series of the Preferred Stock then outstanding, ratably in proportion to the full preferential amounts to which they are respectively entitled. Nothing in this Section 3 shall be deemed to prevent the purchase or redemption of Preferred Stock in any manner permitted by Section 4 of this Division A, nor shall anything in this
Section 3 be deemed to prevent the purchase or redemption by the Corporation of shares of its Common Stock. No such purchase or redemption shall be deemed to be a liquidation, dissolution, or winding up of the Corporation or a distribution of assets to its Common Shareholders within the meaning of this
Section 3 whether or not shares of Common Stock so redeemed or purchased shall be retired, nor shall a consolidation or merger of the Corporation or a sale or transfer of all or substantially all of its assets as an entirety be regarded as a liquidation, dissolution or winding up of the Corporation within the meaning of this Section 3.

          4.  Redemption and Repurchase.  The Corporation may at any time or
              -------------------------
from time to time, by resolution of the Board of Directors, redeem all or any part of the Preferred Stock, or of any series thereof, by paying in cash the authorized redemption price applicable thereto plus the amount of unpaid accumulated dividends, if any, to the date of such redemption. If less than all the shares of one series of Preferred Stock is to be redeemed, the shares to be redeemed shall be selected ratably or by lot, in such manner as may be prescribed by resolution of the Board of Directors. Notice of such redemption shall be mailed to each holder of redeemable shares being called, not less than twenty (20) nor more than sixty (60) days before the date fixed for redemption, at his address as it appears on the stock transfer books of the Corporation, with postage thereon prepaid. Such notice of redemption of such shares shall set forth the series or part thereof to be redeemed, the date fixed for redemption, the redemption price, and the place at which the shareholders may obtain payment of the redemption price upon surrender of their respective share certificates. The Corporation may at any time revoke or rescind its decision to redeem preferred stock subsequent to giving notice to the preferred shareholders but prior to the redemption date so long as the Company shall not have deposited with the bank or trust company and/or irrevocably directed the bank or trust company to apply, from moneys held by it available to be used for the redemption of shares, an amount in cash sufficient to redeem all of the shares. From and after the date fixed in any such notice as the date of redemption, unless default shall be made by the Corporation in providing funds sufficient for such redemption at the time and place specified for the payment thereof pursuant to said notice or the Corporation revokes its decision to redeem the preferred stock prior to the redemption date, all dividends on the shares so redeemed shall cease to accrue, and all rights of the holders of such shares as shareholders of the Corporation except only the right to receive the redemption funds to which they are entitled, shall cease and determine.

          The Corporation may, on or prior to the date fixed for any redemption, deposit with any bank or trust company, or any entity duly appointed and acting as a transfer agent of the Corporation, as a trust fund, a sum sufficient to redeem shares called for redemption, with irrevocable instructions and authority to such bank or trust company to give or complete the notice of redemption thereof and to pay, on or after the date fixed for such redemption, to the respective holders of shares, as evidenced by a list of holders of such shares certified by an officer of the Corporation, the redemption price upon the surrender of their respective share certificates, in the case of certificated shares. Thereafter, from and after the date fixed for redemption such shares shall be deemed to be redeemed and dividends thereon shall cease to accrue after such date fixed for redemption. Such deposit shall be deemed to constitute full payment of such shares to their holders. From and after the date such deposit is made and such instruction given, such shares shall no longer be deemed to be outstanding, and the holders thereof shall cease to be shareholders with respect to such shares, and shall have no rights with respect thereto except the right to receive from the bank or trust company payment of the redemption price of such shares, without interest, upon the surrender of their respective certificates therefor, and any right to convert such shares which may exist. In case the holders of such shares shall not, within six (6) years after such deposit, claim the amount deposited for redemption thereof, such bank or trust company shall upon demand pay over to the Corporation the balance of such amount so deposited to be held in trust and such bank or trust company shall thereupon be relieved of all responsibility to the holders thereof, and any interest accrued thereon shall be paid over to the Corporation and become its property.

          Nothing in this Section 4 contained shall limit the right of the Corporation to purchase or otherwise acquire shares of the Preferred Stock to the extent permitted by law.

          Shares of Preferred Stock of the Corporation redeemed or purchased by the Corporation shall be restored to the status of authorized but unissued shares of Preferred Stock without designation, and may from time to time be reissued as provided in Section 1 of this Division A. All such redemptions and purchases of Preferred Stock of the Corporation shall be effected in accordance with the laws of the State of Texas governing redemption or purchase of redeemable shares.

          5.  Voting Rights.  Except for those purposes only for which the right
              -------------
to vote is expressly conferred in this Article VI upon holders of the Preferred Stock, no holders of the Preferred Stock shall be entitled to notice of or to vote at any meeting of shareholders of the Corporation or at any election of the Corporation or the shareholders thereof.

          If and when dividends payable on any of the Preferred Stock shall be in default in an amount equal to six full quarterly payments or more per share, and thereafter until all dividends on any of the Preferred Stock in default shall have been paid, the holders of all of the Preferred Stock, voting as a class in contradistinction to the Common Stock as a class, shall be entitled to elect the smallest number of directors necessary to constitute a majority of the full Board of Directors, and the holders of the Common Stock, voting separately as a class, shall be entitled to elect the remaining directors of the Corporation. The terms of office as directors of all persons who may be directors of the Corporation at the time shall terminate upon the election of a majority of the Board of Directors by the holders of the Preferred Stock, except that if the holders of the Common Stock shall not have elected the remaining directors of the Corporation then, and only in that event, the directors of the Corporation in office just prior to the election of a majority of the Board of Directors by the holders of the Preferred Stock shall elect the remaining directors to the Corporation. Thereafter, while such default continues and the majority of the Board is being elected by the holders of the Preferred Stock, the remaining directors, whether elected by directors, as aforesaid, or whether originally or later elected by holders of the Common Stock, shall continue in office until their successors are elected by holders of the Common Stock and shall qualify. The term of office of the directors so elected by the holders of the Preferred Stock, voting separately as a class, and of the directors elected by the holders of the Common Stock, voting separately as a class, or elected by directors, as aforesaid, shall be until the next annual meeting of shareholders or until the privilege of the holders of the Preferred Stock to elect directors shall terminate as hereinafter provided, whichever shall be the earlier date and until their successors shall have been elected and shall have qualified.

          If and when all dividends then in default on all of the Preferred Stock shall be paid (such dividends to be declared and paid out of any funds legally available therefor as soon as reasonably practicable), the holders of the Preferred Stock shall be divested of any privilege with respect to the election of directors which is conferred upon the holders of such Preferred Stock under this Section 5, and the voting power of the holders of the Preferred Stock and the holders of the Common Stock shall revert to the status existing before the first dividend payment date on which dividends on any of the Preferred Stock were not paid in full, but always subject to the same provisions for vesting such privilege in the holders of the Preferred Stock in case of further like default or defaults in the payment of dividends thereon. Upon termination of any such voting privilege upon payment of all accumulated and defaulted dividends on the Preferred Stock, the terms of office of all persons who have been elected directors of the Corporation by vote of the holders of the Preferred Stock as a class, pursuant to such voting privilege, shall forthwith terminate, and the resulting vacancies shall be filled by the vote of a majority of the remaining directors.

          In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Preferred Stock, voting as a class, the remaining directors elected by the holders of the Preferred Stock, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant. In case of any vacancy in the office of a director occurring among the directors elected by the holders of the Common Stock, voting separately as a class, or elected by directors, as aforesaid, the remaining directors so elected, by affirmative vote of a majority thereof, or the remaining director so elected if there be but one, may elect a successor or successors to hold office for the unexpired term or terms of the director or directors whose place or places shall be vacant.

          Whenever dividends on the Preferred Stock shall be in default, as provided in this Section 5, it shall be the duty of the officers of the Corporation, or in the event of their failure to do so within twenty (20) days of such default, the privilege is granted any holder of Preferred Stock who shall first demand the right so to do by written notice to the Corporation, forthwith to cause notice to be given to the holders of the Preferred Stock and to the holders of the Common Stock of a meeting to be held at such time as the Corporation's officers, or such holder of Preferred Stock, as the case may be, may fix, not less than ten (10) nor more than sixty (60) days after the accrual of such privilege, for the purpose of electing directors. Each holder of record of Preferred Stock, or his legal representative, shall be entitled at such meeting to one vote for each share of Preferred Stock standing in his name on the books of the Corporation. At each meeting of shareholders held for such purpose, the presence in person or by proxy of the holders of a majority of the Common Stock shall be required to constitute a quorum of the Common Stock for the election of directors, and the presence in person or by proxy of the holders of a majority of the Preferred Stock shall be required to constitute a quorum of the Preferred Stock for the election of directors; provided, however, that the absence of a quorum of the holders of stock of either the Preferred Stock or the Common Stock shall not prevent the election at any such meeting or adjournment thereof of directors by such other class, if the necessary quorum of the holders of stock of such other class is present in person or by proxy at such meeting or any adjournment thereof, and provided, that in the event a quorum of the holders of the Common Stock is present but a quorum of the holders of the Preferred Stock is not present, then the directors so elected by the holders of the Common Stock shall not assume their offices and duties but the directors in office immediately prior thereto shall remain in office until the holders of the Preferred Stock, with a quorum present, shall have elected the directors they shall be entitled to elect; and provided, further, that in the absence of a quorum of holders of stock of either class, a majority of the holders of the stock of the class which lacks a quorum who are present in person or by proxy, shall have power to adjourn the election of the directors to be elected by such class from time to time without notice other than announcement at the meeting, until the requisite quorum of holders of such class shall be present in person or by proxy, but such adjournment shall not be made to a date beyond the date for the mailing of the notice of the next annual meeting of shareholders of the Corporation or special meeting in lieu thereof.

          6.  Restrictions on Certain Corporate Action.
              ----------------------------------------

          (a) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of at least a majority of the total number of shares of the Preferred Stock then outstanding:

                  (1) Create or authorize any new stock ranking prior to the Preferred Stock as to dividends or in liquidation, dissolution, winding up or distribution, or create or authorize any security convertible into shares of any such stock; or

                  (2) Amend, alter, change or repeal any of the express terms of the Preferred Stock then outstanding in a manner substantially prejudicial to the holders thereof, provided however, that if such amendment, alteration, or change affects less than all series of Preferred Stock, only the consent of the holders of a majority of the aggregate of the series so affected shall be required.

          (b) So long as any shares of the Preferred Stock are outstanding, the Corporation shall not, without the consent (given by vote at a meeting called for that purpose) of the holders of a majority of the total number of shares of the Preferred Stock, considered as one class, then outstanding:

                  (1) Create or assume any unsecured indebtedness maturing more than one year after the date of its creation or assumption unless and until the Corporation's net earnings available for the payment of interest (gross operating revenues plus other income, minus operating expenses, including depreciation expense and taxes, other than income, profits, and other taxes, measured by, or dependent on, income) as determined by generally accepted accounting practices and as stated on the books of account of the Corporation for a period of twelve consecutive calendar months ending not more than three months prior to the beginning of the calendar month in which such indebtedness shall be created or assumed, shall have been at least twice the interest charges (using, for the purpose of this computation with respect to indebtedness with interest rates that are not fixed, the interest rate in effect at the end of such twelve month period) on all outstanding indebtedness created or assumed by the Corporation and payable more than one year from the date of such creation or assumption, including the interest charges on the indebtedness so to be created or assumed (using, for the purpose of this computation, the interest rate in effect at the time of incurrence or assumption of such indebtedness); provided that the requirements of this subparagraph (1) shall not apply to indebtedness created or assumed to refund by payment, replacement, retirement, acquisition, purchase, exchange, redemption, surrender or otherwise all outstanding shares of the Preferred Stock or any indebtedness outstanding at any time and maturing more than one year after the date of creation or assumption of such refunded indebtedness; or

                  (2) Issue, sell or dispose of any shares of the Preferred Stock in addition to the shares of Preferred Stock outstanding, or of any other class of stock ranking prior to, or on a parity with, the Preferred Stock as to dividends or distributions, unless the net income of the Corporation, determined after provisions for depreciation and all taxes, and in accordance with generally accepted accounting principles to be available for the payment of dividends for a period of twelve (12) consecutive calendar months within the fifteen (15) calendar months immediately preceding the issuance, sale or disposition of such stock is at least equal to twice the annual dividend requirements on all outstanding shares of the Preferred Stock and of all other classes of stock ranking prior to, or on a parity with, the Preferred Stock as to dividends or distributions, including the shares proposed to be issued; provided that there shall be excluded from the foregoing computation interest charges on all indebtedness and dividends on all stock which is to be retired in connection with the issue of such additional shares of Preferred Stock, and where such additional shares of Preferred Stock are to be issued in connection with the acquisition of new property, the net earnings of the property to be so acquired may be included on a pro forma basis in the foregoing computation, computed on the same basis as the net earnings of the Corporation; or

                  (3) Pay any dividend on any stock of the Corporation junior to the Preferred Stock if immediately after such payment the retained earnings of the Corporation would be less than one and one-half (1-1/2) times the full annual dividend requirement on the Preferred Stock issued and outstanding and on any other issued and outstanding stock of the Corporation ranking on a parity with or having a priority over the Preferred Stock in respect of dividends or of payments in liquidation.

          The term "net earnings available for the payment of interest" shall mean the net earnings of the Corporation as shown by its books of account, as based on generally accepted principles of accounting, and shall include the following items and be calculated in the following manner:

               (1) Its gross operating revenues and other income, including revenues from rental of plants or systems and net income from miscellaneous non-operating sources, and excluding any extraordinary charges to income as defined by generally accepted accounting principles, any regulatory disallowances, the effect of any change in accounting principles promulgated by the Financial Accounting Standards Board, and any other non-cash, non-recurring book losses,

               (2) Its operating expenses, including expenses for current repairs and maintenance, insurance and rental expenses for plants or systems and other rentals,

               (3) Its provisions out of income for renewals, replacement, depreciation, depletion or retirement of property,

               (4) Its taxes charged to income other than income, profits, and other taxes measured by, or dependent on, income, and

               (5) The balance remaining after deducting the sum of the amounts of (2), (3) and (4) from the amount of item (1) above, shall be the "net earnings available for the payment of interest" for the purposes of this Section 6.

          For purposes of this Section 6, the term "indebtedness" shall not include any obligation or liability which, by its terms or otherwise, is non-recourse to the Corporation whether or not such obligation or liability is reflected in the financial statements of the Corporation.

                   Division B --- Series of Preferred Stock

          Each series of Preferred Stock will be issuable as provided for in Division A of this Article. Unless otherwise specifically provided for, none of such series will have any fixed liquidation premium or exchange or conversion rights.

          1.  The $4.50 Preferred Stock.  74,367 shares of the authorized stock
              -------------------------
classified as Preferred Stock as provided in Division A of this Article VI shall constitute the first series of Preferred Stock and are designated as $4.50 Preferred Stock; the fixed dividend rate on the shares of such series is four dollars and fifty cents ($4.50) per share per annum; the fixed redemption price on the shares of such series is $110 per share; the fixed liquidation price on the shares of such series is $100 per share.

          2.  The $4.24 Preferred Stock.  100,000 shares of the authorized stock
              -------------------------
classified as Preferred Stock as provided in Division A of this Article VI shall constitute the second series of Preferred Stock and are designated as $4.24 Preferred Stock; the fixed dividend rate on the shares of such series is four dollars and twenty-four cents ($4.24) per share per annum; the fixed redemption price on the shares of such series is $103.50 per share; the fixed liquidation price on the shares of such series is $100 per share.

          3.  The $4 (Dallas Power Series) Preferred Stock.  70,000 shares of
              --------------------------------------------
the authorized stock classified as Preferred Stock as provided in Division A of this Article VI shall constitute the third series of Preferred Stock and are designated as $4 (Dallas Power Series) Preferred Stock; the fixed dividend rate on the shares of such series is four dollars ($4) per share per annum; the fixed redemption price on the shares of such series is $103.56 per share; the fixed liquidation price on the shares of such series is $100 per share.

          4.  The $4.80 Preferred Stock.  100,000 shares of the authorized stock
              -------------------------
classified as Preferred Stock as provided in Division A of this Article VI shall constitute the fourth series of Preferred Stock and are designated as $4.80 Preferred Stock; the fixed dividend rate on the shares of such series is four dollars and eighty cents ($4.80) per share per annum; the fixed redemption price on the shares of such series is $102.79 per share; the fixed liquidation price on the shares of such series is $100 per share.

          5.  The $7.20 Preferred Stock.   All shares redeemed.
              -------------------------

          6.  The $6.84 Preferred Stock.   All shares redeemed.
              -------------------------

          7.  The $7.48 Preferred Stock.  All shares redeemed.
              -------------------------

          8.  The $4 (Texas Electric Series) Preferred Stock.  110,000 shares of
              ----------------------------------------------
the authorized stock classified as Preferred Stock as provided in Division A of this Article VI shall constitute the eighth series of Preferred Stock and are designated as $4 (Texas Electric Series) Preferred Stock; the fixed dividend rate on the shares of such series is Four Dollars and No Cents ($4.00) per share per annum; the fixed redemption price on the shares of such series is $102 per share; the fixed liquidation price on the shares of such series is $100 per share.

          9.  The $4.56 (Texas Electric Series) Preferred Stock.  64,947 shares
              -------------------------------------------------
of the authorized stock classified as Preferred Stock as provided in Division A of this Article VI shall constitute the ninth series of Preferred Stock and are designated as $4.56 (Texas Electric Series) Preferred Stock; the fixed dividend rate on the shares of such series is Four Dollars and Fifty-six Cents ($4.56) per share per annum, and such dividends shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year; the fixed redemption price on the shares of such series is $112.00 per share; the fixed liquidation price on the shares of such series is $100 per share.

          10.  The $4.64 Preferred Stock.  100,000 shares of the authorized
               -------------------------
stock classified as Preferred Stock as provided in Division A of this Article VI shall constitute the tenth series of Preferred Stock and are designated as $4.64 Preferred Stock; the fixed dividend rate on the shares of such series is Four Dollars and Sixty-four Cents ($4.64) per share per annum, and such dividends shall be payable quarterly on January 1, April 1, July 1 and October 1 of each year; the fixed redemption price on the shares of such series is $103.25 per share; the fixed liquidation price on the shares of such series is $100 per share.

          11.  The $5.08 Preferred Stock.  80,000 shares of the authorized stock
               -------------------------
classified as Preferred Stock as provided in Division A of this Article VI shall constitute the eleventh series of Preferred Stock and are designated as $5.08 Preferred Stock; the fixed dividend rate on the shares of such series is Five Dollars and Eight Cents ($5.08) per share per annum; the fixed redemption price on the shares of such series is $103.60 per share; the fixed liquidation price on the shares of such series is $100 per share.

          12.  The $8.92 Preferred Stock.  All shares redeemed.
               -------------------------

          13.  The $7.44 Preferred Stock.  All shares redeemed.
               -------------------------

          14.  The $8.44 Preferred Stock.  All shares redeemed.
               -------------------------

          15.  The $9.36 Preferred Stock.  All shares redeemed.
               -------------------------

          16.  The $8.32 Preferred Stock.  All shares redeemed.
               -------------------------

          17.  The $10.12 Preferred Stock.  All shares redeemed.
               --------------------------

          18.  The $4 (Texas Power Series) Preferred Stock.  70,000 shares of
               -------------------------------------------
the authorized stock classified as Preferred Stock as provided in Division A of this Article VI shall constitute the eighteenth series of Preferred Stock and are designated as $4 (Texas Power Series) Preferred Stock; the fixed dividend rate on the shares of such series is Four Dollars and No Cents ($4.00) per share per annum; the fixed redemption price on the shares of such series is $102 per share; the fixed liquidation price on the shares of such series is $100 per share.

          19.  The $4.56 (Texas Power Series) Preferred Stock.  133,628 shares
               ----------------------------------------------
of the authorized stock classified as Preferred Stock as provided in Division A of this Article VI shall constitute the nineteenth series of Preferred Stock and are designated as $4.56 (Texas Power Series) Preferred Stock; the fixed dividend rate on the shares of such series is Four Dollars and Fifty-six Cents ($4.56) per share per annum; the fixed redemption price on the shares of such series is $112 per share; the fixed liquidation price on the shares of such series is $100 per share.

          20.  The $4.84 Preferred Stock.  70,000 shares of the authorized stock
               -------------------------
classified as Preferred Stock as provided in Division A of this Article VI shall constitute the twentieth series of Preferred Stock and are designated as $4.84 Preferred Stock; the fixed dividend rate on the shares of such series is Four Dollars and Eighty-four Cents ($4.84) per share per annum; the fixed redemption price on the shares of such series is $101.79 per share; the fixed liquidation price on the shares of such series is $100 per share.

          21.  The $4.76 Preferred Stock.  100,000 shares of the authorized
               -------------------------
stock classified as Preferred Stock as provided in Division A of this Article VI shall constitute the twenty-first series of Preferred Stock and are designated as $4.76 Preferred Stock; the fixed dividend rate on the shares of such series is Four Dollars and Seventy-six Cents ($4.76) per share per annum; the fixed redemption price on the shares of such series is $102 per share; the fixed liquidation price on the shares of such series is $100 per share.

          22.  The $4.44 Preferred Stock.  150,000 shares of the authorized
               -------------------------
stock classified as Preferred Stock as provided in Division A of this Article VI shall constitute the twenty-second series of Preferred Stock and are designated as $4.44 Preferred Stock; the fixed dividend rate on the shares of such series is Four Dollars and Forty-four Cents ($4.44) per share per annum; the fixed redemption price on the shares of such series is $102.61 per share; the fixed liquidation price on the shares of such series is $100 per share.

          23.  The $7.80 Preferred Stock.  All shares redeemed.
               -------------------------

          24.  The $7.24 Preferred Stock.  All shares redeemed.
               -------------------------

          25.  The $8.20 Preferred Stock.  All shares redeemed.
               -------------------------

          26.  The $9.32 Preferred Stock.  All shares redeemed.
               -------------------------

          27.  The $8.68 Preferred Stock.  All shares redeemed.
               -------------------------

          28.  The $8.16 Preferred Stock.  All shares redeemed.
               -------------------------

          29.  The $8.84 Preferred Stock.  All shares redeemed.
               -------------------------

          30.  The $10.92 Preferred Stock.  All shares redeemed.
               --------------------------

          31.  The $10.08 Preferred Stock.  All shares redeemed.
               --------------------------

          32.  The $11.32 Preferred Stock.  All shares redeemed.
               --------------------------

          33.  The Adjustable Rate Cumulative Preferred Stock, Series A.
               --------------------------------------------------------

884,700 shares of the authorized stock classified as Preferred Stock as provided in Division A of this Article VI shall constitute the thirty-third series of Preferred Stock and are designated as Adjustable Rate Cumulative Preferred Stock, Series A, which series shall have, in addition to the general terms and characteristics of all the authorized shares of Preferred Stock of the
Corporation, the following distinctive terms and characteristics:      (a) The
thirty-third series of Preferred Stock shall have a dividend rate for the initial dividend payment period ending July 31, 1984, at the rate of 11.04% per annum, and for each subsequent quarterly dividend period at the Applicable Rate (as hereinafter defined) from time to time in effect, provided that the dividend rate on the thirty-third series of Preferred Stock for any dividend period shall in no event be less than 6.50% per annum or greater than 13% per annum. Except as provided below in this paragraph, the "Applicable Rate" for any dividend period will be 2.50% less than the highest of
(i) the Treasury Bill Rate, (ii) the Ten Year Constant Maturity Rate and (iii) the Twenty Year Constant Maturity Rate (each as hereinafter defined) for such dividend period. In the event that the Corporation determines in good faith that for any reason one or more of such rates cannot be determined for any dividend period, then the Applicable Rate for such dividend period shall be 2.50% less than the higher of whichever of such rates can be so determined. In the event that the Corporation determines in good faith that none of such rates can be determined for any dividend period, then the Applicable Rate in effect for the preceding dividend period shall be continued for such dividend period.

          Except as provided below in this paragraph, the "Treasury Bill Rate" for each dividend period will be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate shall be published during the relevant Calendar Period (as defined below)) for three-month U. S. Treasury bills, as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of July, October, January or April, as the case may be, prior to the dividend period for which the Applicable Rate is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum secondary market discount rate during any such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate shall be published during such Calendar Period) for the three-month U. S. Treasury bills, as published weekly during such Calendar Period by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. In the event that a per annum secondary market discount rate for three-month U. S. Treasury bills shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum secondary market discount rates (or the one weekly per annum secondary market discount rate, if only one such rate shall be published during such Calendar Period) for all of the U. S. Treasury bills then having maturities of not less than 80 nor more than 100 days, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such rates, by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason no such U. S. Treasury bill rates are published as provided above during such Calendar Period, then the Treasury Bill Rate for such dividend period shall be the arithmetic average of the per annum secondary market discount rates based upon the closing bids during such Calendar Period for each of the issues of marketable non-interest bearing U. S. Treasury securities with a maturity of not less than 80 nor more than 100 days from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U. S. Government securities dealers selected by the Corporation.

          Except as provided below in this paragraph, the "Ten Year Constant Maturity Rate" for each such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields (as defined below) (or the one weekly per annum Ten Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period as provided below), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of July, October, January or April, as the case may be, prior to the dividend period for which the Applicable Rate is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Ten Year Average Yield during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Ten Year Average Yields, (or the one weekly per annum Ten Year Average Yield, if only one such yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. In the event that a per annum Ten Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities, as defined below) then having maturities of not less than eight nor more than twelve years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Ten Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Ten Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eight nor more than twelve years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U. S. Government securities dealers selected by the Corporation.

          Except as provided below in this paragraph, the "Twenty Year Constant Maturity Rate" for each such dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (as defined below) (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during the relevant Calendar Period), as published weekly by the Federal Reserve Board during the Calendar Period immediately prior to the last ten calendar days of July, October, January or April, as the case may be, prior to the dividend period for which the Applicable Rate is being determined. In the event that the Federal Reserve Board does not publish such a weekly per annum Twenty Year Average Yield during such Calendar

Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum Twenty Year Average Yields (or the one weekly per annum Twenty Year Average Yield, if only one such Yield shall be published during such Calendar Period), as published weekly during such Calendar Period by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. In the event that a per annum Twenty Year Average Yield shall not be published by the Federal Reserve Board or by any Federal Reserve Bank or by any U. S. Government department or agency during such Calendar Period, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the two most recent weekly per annum average yields to maturity (or the one weekly average yield to maturity, if only one such yield shall be published during such Calendar Period) for all of the actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) then having maturities of not less than eighteen nor more than twenty-two years, as published during such Calendar Period by the Federal Reserve Board or, if the Federal Reserve Board shall not publish such yields, by any Federal Reserve Bank or by any U. S. Government department or agency selected by the Corporation. In the event that the Corporation determines in good faith that for any reason the Corporation cannot determine the Twenty Year Constant Maturity Rate for any dividend period as provided above in this paragraph, then the Twenty Year Constant Maturity Rate for such dividend period shall be the arithmetic average of the per annum average yields to maturity based upon the closing bids during such Calendar Period for each of the issues of actively traded marketable U. S. Treasury fixed interest rate securities (other than Special Securities) with a final maturity date not less than eighteen nor more than twenty-two years from the date of each such quotation, as quoted daily for each business day in New York City (or less frequently if daily quotations shall not be generally available) to the Corporation by at least three recognized U. S. Government securities dealers selected by the Corporation.

          The Treasury Bill Rate, the Ten Year Constant Maturity Rate and the Twenty Year Constant Maturity Rate shall each be rounded to the nearest five one-hundredths of a percentage point.

          The amount of dividends per share payable for each dividend period shall be computed by dividing the Applicable Rate for such period by four and applying the rate derived from such division against the fixed liquidation price of $100 per share of the thirty-third series. The amount of dividends payable for any period shorter than a full quarterly dividend period and for the initial dividend period shall be computed on the basis of a 360-day year of 30-day months and the actual number of days which have elapsed in such period.

          The Applicable Rate with respect to each dividend period will be calculated as promptly as practicable by the Corporation according to the appropriate method described herein. The mathematical accuracy of each such calculation will be confirmed in writing by independent accountants of recognized standing. The Corporation will cause each dividend rate to be published in a newspaper of general circulation in New York City prior to the commencement of the new dividend period to which it applies and will cause notice of such Applicable Rate to be mailed to the holders of the thirty-third series.

          As used herein, the term "Calendar Period" means a period of fourteen calendar days; the term "Special Securities" means securities which can, at the option of the holder, be surrendered at face value in payment of any Federal estate tax or which provide tax benefits to the holder and are priced to reflect such tax benefits or which were originally issued at a deep or substantial discount;

the term "Ten Year Average Yield" means the average yield to maturity for actively traded marketable U. S. Treasury fixed interest rate securities (adjusted to constant maturities of ten years); and the term "Twenty Year Average Yield" means the average yield to maturity for actively traded marketable U. S. Treasury fixed interest rate securities (adjusted to constant maturities of twenty years).

          (b) Said thirty-third series shall not be redeemable prior to June 1, 1989; and on and after that date shall be redeemable at any time, in whole or in part, at $103 per share, if redeemed prior to June 1, 1994, and, if redeemed thereafter, at $100 per share, plus in each case accrued and unpaid dividends to the redemption date.

          (c) The amount payable upon the shares of said thirty-third series in the event of involuntary dissolution, liquidation or winding up of the Corporation shall be $100 per share plus an amount equivalent to the accrued and unpaid dividends thereon, if any, to the date of such involuntary dissolution, liquidation or winding up, and the amount payable upon shares of said thirty-third series in the event of voluntary dissolution, liquidation or winding up of the Corporation shall be an amount equivalent to the then redemption price (including an amount equivalent to accumulated and unpaid dividends thereon, if any) of shares of said thirty-third series.

          34.  The Adjustable Rate Cumulative Preferred Stock, Series B.   All
               --------------------------------------------------------
shares redeemed.

          35.  The $9.48 Cumulative Preferred Stock.  All shares redeemed.
               ------------------------------------

          36.  The $8.92 Cumulative Preferred Stock.  All shares redeemed.
               ------------------------------------

          37.  The $10.00 Cumulative Preferred Stock.  All shares redeemed.
               -------------------------------------

          38.  The Stated Rate Auction Preferred Stock, Series A.      All
               -------------------------------------------------
shares redeemed.

          39.  The $9.64 Cumulative Preferred Stock.   All shares redeemed.
               ------------------------------------

          40.  The Flexible Adjustable Rate Preferred Stock, Series A.  All
               ------------------------------------------------------
shares redeemed.

          41.  The Flexible Adjustable Rate Preferred Stock, Series B.  All
               ------------------------------------------------------
shares redeemed.

          42.  The $10.375 Cumulative Preferred Stock.  All shares redeemed.
               --------------------------------------

          43.  The $9.875 Cumulative Preferred Stock.  All shares redeemed.
               -------------------------------------

          44.  The $8.20 Cumulative Preferred Stock.  338,872.25 shares of the
               ------------------------------------
authorized stock classified as Preferred Stock as provided in Division A of this
Article VI shall constitute the forty-fourth series of Preferred Stock and are designated as $8.20 Cumulative Preferred Stock, which series shall have, in addition to the general terms and characteristics of all the authorized shares of Preferred Stock of the Company, the following distinctive terms and characteristics:

          (a) The forty-fourth series of Preferred Stock shall have a fixed dividend rate of Eight Dollars and Twenty Cents ($8.20) per share per annum; and dividends on shares of the forty-fourth series of Preferred Stock shall be cumulative from the date of issuance and shall be payable on the first days of January, April, July and October in each year, commencing April 1, 1993;

          (b) Said forty-fourth series shall not be redeemable prior to January 1, 1998; and on and after that date the fixed redemption price on the shares of such forty-fourth series shall be $100.00 per share plus unpaid and accumulated dividends, if any, to the redemption date;

          (c) The amount payable upon the shares of said forty-fourth series in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company shall be $100 per share plus an amount equivalent to the unpaid and accumulated dividends thereon, if any, to the date of such voluntary or involuntary dissolution, liquidation or winding up.

          45.  The $7.98 Cumulative Preferred Stock.  474,000 shares of the
               ------------------------------------
authorized stock classified as Preferred Stock as provided in Division A of this
Article VI shall constitute the forty-fifth series of Preferred Stock and are designated as $7.98 Cumulative Preferred Stock, which series shall have, in addition to the general terms and characteristics of all the authorized shares of Preferred Stock of the Company, the following distinctive terms and characteristics:

          (a) The forty-fifth series of Preferred Stock shall have a fixed dividend rate of Seven Dollars and Ninety-Eight Cents ($7.98) per share per annum. Dividends on shares of the forty-fifth series of Preferred Stock shall be cumulative from the date of issuance and shall be payable on the first days of January, April, July and October in each year commencing July 1, 1993.

          (b) Said forty-fifth series shall not be redeemable prior to April 1, 2003; and on and after that date the fixed redemption price on the shares of such forty-fifth series shall be $103.99 per share if redeemed after March 31, 2003, but on or prior to March 31, 2004, $103.59 per share if redeemed after March 31, 2004, but on or prior to March 31, 2005, $103.19 per share if redeemed after March 31, 2005, but on or prior to March 31, 2006, $102.79 per share if redeemed after March 31, 2006, but on or prior to March 31, 2007, $102.39 per share if redeemed after March 31, 2007, but on or prior to March 31, 2008, $101.99 per share if redeemed after March 31, 2008, but on or prior to March 31, 2009, $101.60 per share if redeemed after March 31, 2009, but on or prior to March 31, 2010, $101.20 per share if redeemed after March 31, 2010, but on or prior to March 31, 2011, $100.80 per share if redeemed after March 31, 2011, but on or prior to March 31, 2012, $100.40 per share if redeemed after March 31, 2012, but on or prior to March 31, 2013, and $100.00 per share if redeemed after March 31, 2013, plus in each case unpaid and accumulated dividends, if any, to the redemption date.

          (c) The amount payable upon the shares of said forty-fifth series in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company shall be $100 per share plus an amount equivalent to the unpaid and accumulated dividends thereon, if any, to the date of such voluntary or involuntary dissolution, liquidation or winding up.

          46.  The $6.98 Cumulative Preferred Stock.  1,000,000 shares of the
               ------------------------------------
authorized stock classified as Preferred Stock as provided in Division A of this
Article VI shall constitute the forty-sixth series of Preferred Stock and are designated as $6.98 Cumulative Preferred Stock, which series shall have, in addition to the general terms and characteristics of all the authorized shares of Preferred Stock of the Company, the following distinctive terms and characteristics:

          (a) The forty-sixth series of Preferred Stock shall have a fixed dividend rate of Six Dollars and Ninety-Eight Cents ($6.98) per share per annum. Dividends on shares of the forty-sixty series of Preferred Stock shall be cumulative from the date of issuance and shall be payable on the first days of January, April, July and October in each year commencing July 1, 1993.

          (b) Said forty-sixth series shall not be redeemable prior to July 1, 2003; and on and after that date the fixed redemption price on the shares of such forty-sixth series shall be $100 per share plus unpaid and accumulated dividends, if any, to the redemption date.

          (c) The amount payable upon the shares of said forty-sixth series in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company shall be $100 per share plus an amount equivalent to the unpaid and accumulated dividends thereon, if any, to the date of such voluntary or involuntary dissolution, liquidation or winding up.

          (d) The $6.98 Cumulative Preferred Stock shall be subject to redemption as and for a sinking fund pursuant to which the Company will redeem 50,000 shares of the $6.98 Cumulative Preferred Stock, out of funds legally available therefor, annually, on July 1, in each year commencing with the year 2003 and ending in the year 2007 and all the remaining outstanding shares of $6.98 Cumulative Preferred Stock on July 1, 2008 (each such date being hereinafter referred to as a "$6.98 Cumulative Preferred Stock Sinking Fund Redemption Date"), at a price equal to $100 per share, plus an amount equal to the unpaid and accumulated dividends on such share, if any, to the date of redemption (the obligation of the Company so to redeem the shares of the $6.98 Cumulative Preferred Stock, being hereinafter referred to as the "$6.98 Cumulative Preferred Stock Sinking Fund Obligation"); the $6.98 Cumulative Preferred Stock Sinking Fund Obligation during the specified period will be cumulative; if on any $6.98 Cumulative Preferred Stock Sinking Fund Redemption Date, the Company shall not have funds legally available therefor sufficient to redeem the full number of shares required to be redeemed on that date, the $6.98 Cumulative Preferred Stock Sinking Fund Obligation with respect to the shares not redeemed shall carry forward to each successive $6.98 Cumulative Preferred Stock Sinking Fund Redemption Date and each successive July 1 thereafter until such shares shall have been redeemed; whenever on any $6.98 Cumulative Preferred Stock Sinking Fund Redemption Date, the funds of the Company legally available for the satisfaction of the $6.98 Cumulative Preferred Stock Sinking Fund Obligation and all other sinking fund, mandatory redemption and similar obligations then existing with respect to any other class or series of its stock ranking on a parity as to dividends or assets with the $6.98 Cumulative Preferred Stock (such Obligation and obligations collectively being hereinafter referred to as the "Total Sinking Fund Obligation") are insufficient to permit the Company to satisfy fully its Total Sinking Fund Obligation on that date, the Company shall apply to the satisfaction of its $6.98 Cumulative Preferred Stock Sinking Fund Obligation on that date that proportion of such legally available funds which is equal to the ratio of such $6.98 Cumulative Preferred Stock Sinking Fund Obligation to such Total Sinking Fund Obligation; the Company may, however, credit against the $6.98 Cumulative Preferred Stock Sinking Fund Obligation for any year shares of the $6.98 Cumulative Preferred Stock (including shares of the $6.98 Cumulative Preferred Stock optionally redeemed as hereinbefore set forth) redeemed in any manner (other than shares of the $6.98 Cumulative Preferred Stock redeemed pursuant to the $6.98 Cumulative Preferred Stock Sinking Fund Obligation), purchased or otherwise acquired, and not previously credited against its $6.98 Cumulative Preferred Stock Sinking Fund Obligation; notwithstanding the above, the Company shall in no event apply any funds to the satisfaction of its $6.98 Cumulative Preferred Stock Sinking Fund Obligation, on any $6.98

Cumulative Preferred Stock Sinking Fund Redemption Date, unless and until all dividends accrued and payable on all then outstanding shares of the $6.98 Cumulative Preferred Stock and all other series of the Company's Preferred Stock shall have been paid or funds shall have been set apart for their payment for all past quarterly dividend periods ending on or before said $6.98 Cumulative Preferred Stock Sinking Fund Redemption Date; the Company will have the option on July 1, in each year, commencing with the year 2003, to redeem up to an additional 50,000 shares of the $6.98 Cumulative Preferred Stock, at a price equal to $100 per share plus an amount equal to the unpaid and accumulated dividends on such share, if any, to the date of redemption; the Company's option to redeem up to an additional 50,000 shares of the $6.98 Cumulative Preferred Stock during the specified period shall be noncumulative.

          47.  The $7.50 Cumulative Preferred Stock.  392,233.50 shares of the
               ------------------------------------
authorized stock classified as Preferred Stock as provided in Division A of this
Article VI shall constitute the forty-seventh series of Preferred Stock and are designated as $7.50 Cumulative Preferred Stock, which series shall have, in addition to the general terms and characteristics of all the authorized shares of Preferred Stock of the Company, the following distinctive terms and characteristics:

          (a) The forty-seventh series of Preferred Stock shall have a fixed dividend rate of Seven Dollars and Fifty Cents ($7.50) per share per annum; and dividends on shares of the forty-seventh series of Preferred Stock shall be cumulative from the date of issuance and shall be payable on the first days of January, April, July and October in each year, commencing October 1, 1993;

          (b) Said forty-seventh series shall not be redeemable prior to August 1, 2001; and on and after that date the fixed redemption price on the shares of such forty-seventh series shall be $100 per share plus unpaid and accumulated dividends, if any, to the redemption date;

          (c) The amount payable upon the shares of said forty-seventh series in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company shall be $100 per share plus an amount equivalent to the unpaid and accumulated dividends thereon, if any, to the date of such voluntary or involuntary dissolution, liquidation or winding up.

          48.  The $6.375 Cumulative Preferred Stock.  1,000,000 shares of the
               -------------------------------------
authorized stock classified as Preferred Stock as provided in Division A of this
Article VI shall constitute the forty-eighth series of Preferred Stock and are designated as $6.375 Cumulative Preferred Stock, which series shall have, in addition to the general terms and characteristics of all the authorized shares of Preferred Stock of the Company, the following distinctive terms and characteristics:

          (a) The forty-eighth series of Preferred Stock shall have a fixed dividend rate of Six Dollars and Thirty-seven and One-half Cents ($6.375) per
share per annum.    Dividends on shares of the forty-eighth series of Preferred
Stock shall be cumulative from the date of issuance and shall be payable on the first days of January, April, July and October in each year commencing January 1, 1994.

          (b) Said forty-eighth series shall not be redeemable prior to October 1, 2003; and on and after that date the fixed redemption price on the shares of such forty-eighth series shall be $100 per share plus unpaid and accumulated dividends, if any, to the redemption date.

          (c) The amount payable upon the shares of said forty-eighth series in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company shall be $100 per share plus an amount equivalent to the unpaid and accumulated dividends thereon, if any, to the date of such voluntary or involuntary dissolution, liquidation or winding up.

          (d) The $6.375 Cumulative Preferred Stock shall be subject to redemption as and for a sinking fund pursuant to which the Company will redeem 50,000 shares of the $6.375 Cumulative Preferred Stock, out of funds legally available therefor, annually, on October 1, in each year commencing with the year 2003 and ending in the year 2007 and all the remaining outstanding shares of $6.375 Cumulative Preferred Stock on October 1, 2008 (each such date being hereinafter referred to as a "$6.375 Cumulative Preferred Stock Sinking Fund Redemption Date"), at a price equal to $100 per share, plus an amount equal to the unpaid and accumulated dividends on such share, if any, to the date of redemption (the obligation of the Company so to redeem the shares of the $6.375 Cumulative Preferred Stock being hereinafter referred to as the "$6.375 Cumulative Preferred Stock Sinking Fund Obligation"); the $6.375 Cumulative Preferred Stock Sinking Fund Obligation during the specified period will be cumulative; if on any $6.375 Cumulative Preferred Stock Sinking Fund Redemption Date, the Company shall not have funds legally available therefor sufficient to redeem the full number of shares required to be redeemed on that date, the $6.375 Cumulative Preferred Stock Sinking Fund Obligation with respect to the shares not redeemed shall carry forward to each successive $6.375 Cumulative Preferred Stock Sinking Fund Redemption Date and each successive October 1 thereafter until such shares shall have been redeemed; whenever on any $6.375 Cumulative Preferred Stock Sinking Fund Redemption Date, the funds of the Company legally available for the satisfaction of the $6.375 Cumulative Preferred Stock Sinking Fund Obligation and all other sinking fund, mandatory redemption and similar obligations then existing with respect to any other class or series of its stock ranking on a parity as to dividends or assets with the $6.375 Cumulative Preferred Stock (such Obligation and obligations collectively being hereinafter referred to as the "Total Sinking Fund Obligation") are insufficient to permit the Company to satisfy fully its Total Sinking Fund Obligation on that date, the Company shall apply to the satisfaction of its $6.375 Cumulative Preferred Stock Sinking Fund Obligation on that date that proportion of such legally available funds which is equal to the ratio of such $6.375 Cumulative Preferred Stock Sinking Fund Obligation to such Total Sinking Fund Obligation; the Company may, however, credit against the $6.375 Cumulative Preferred Stock Sinking Fund Obligation for any year shares of the $6.375 Cumulative Preferred Stock (including shares of the $6.375 Cumulative Preferred Stock optionally redeemed as hereinbefore set forth) redeemed in any manner (other than shares of the $6.375 Cumulative Preferred Stock redeemed pursuant to the $6.375 Cumulative Preferred Stock Sinking Fund Obligation), purchased or otherwise acquired, and not previously credited against its $6.375 Cumulative Preferred Stock Sinking Fund Obligation; notwithstanding the above, the Company shall in no event apply any funds to the satisfaction of its $6.375 Cumulative Preferred Stock Sinking Fund Obligation, on any $6.375 Cumulative Preferred Stock Sinking Fund Redemption Date, unless and until all dividends accrued and payable on all then outstanding shares of the $6.375 Cumulative Preferred Stock and all other series of the Company's Preferred Stock shall have been paid or funds shall have been set apart for their payment for all past quarterly dividend periods ending on or before said $6.375 Cumulative Preferred Stock Sinking Fund Redemption Date.

          49.  The $7.22 Cumulative Preferred Stock.  301,132.50 shares of the
               ------------------------------------
authorized stock classified as Preferred Stock as provided in Division A of this
Article VI shall constitute the forty-ninth series of Preferred Stock and are designated as $7.22 Cumulative Preferred Stock, which series shall have, in addition to the general terms and characteristics of all the authorized shares of

Preferred Stock of the Company, the following distinctive terms and characteristics:

          (a) The forty-ninth series of Preferred Stock shall have a fixed dividend rate of Seven Dollars and Twenty-two Cents ($7.22) per share per annum; and dividends on shares of the forty-ninth series of Preferred Stock shall be cumulative from the date of issuance and shall be payable on the first days of January, April, July and October in each year, commencing January 1, 1994;

          (b) Said forty-ninth series shall not be redeemable prior to November 1, 2001; and on and after that date the fixed redemption price on the shares of such forty-ninth series shall be $100 per share plus unpaid and accumulated dividends, if any, to the redemption date;

          (c) The amount payable upon the shares of said forty-ninth series in the event of voluntary or involuntary dissolution, liquidation or winding up of the Company shall be $100 per share plus an amount equivalent to the unpaid and accumulated dividends thereon, if any, to the date of such voluntary or involuntary dissolution, liquidation or winding up.

                          Division C --- Common Stock

          Subject to the rights expressly conferred upon the holders of Preferred Stock, under prescribed conditions, by this Article VI, and subordinate thereto, the holders of the Common Stock alone shall:

          1. Receive all dividends declared by the Board of Directors; provided, however, so long as any shares of the Preferred Stock are outstanding, the Corporation shall not declare or pay any dividends on the Common Stock, except as follows:

          (a) If and so long as the Common Stock Equity at the end of the calendar month immediately preceding the date on which a dividend on Common Stock is declared is, or as a result of such dividend would become, less than 20% of total capitalization, the Corporation shall not declare such dividends in an amount which, together with all other dividends on Common Stock declared within the year ending with and including the date of such dividend declaration, exceeds 75% of the net income of the Corporation available for dividends on the Common Stock for the twelve full calendar months immediately preceding the month in which such dividends are declared.

          For the purpose of this Section 1, (i) the term "Common Stock Equity" shall mean the sum of the stated value of the outstanding Common Stock and the retained earnings, including reservations thereof, and other paid-in capital of the Corporation, whether or not available for the payment of dividends on the Common Stock; (ii) the term "total capitalization" shall mean the sum of the stated capital applicable to the outstanding stock of all classes of the Corporation, the retained earnings, including reservations thereof, and other paid-in capital of the Corporation, whether or not available for the payment of dividends on the Common Stock of the Corporation, and the principal amount of all outstanding debt of the Corporation (other than any obligation or liability which, by its terms or otherwise, is non-recourse to the Corporation whether or not such obligation or liability is reflected in the financial statements of the Corporation) maturing more than twelve months after the date of the determination of the total capitalization; and (iii) the term "dividends on Common Stock" shall embrace dividends on Common Stock (other than dividends payable only in shares of Common Stock), distributions on, and purchases or other acquisitions for value of, any Common Stock of the

Corporation or other stock, if any, subordinate to the Preferred Stock.

          2. Receive all assets of the Corporation available for distribution to its shareholders in the event of any liquidation, dissolution, or winding up of the Corporation. The Board of Directors, by vote of a majority of the members thereof, may distribute in kind to the holders of the Common Stock such remaining assets of the Corporation, or may sell, transfer or otherwise dispose of all or any of the remaining property and assets of the Corporation to any other corporation or other purchaser and receive payment therefor wholly or partially in cash, property, stock or obligations of such purchaser, and may sell all or any part of the consideration received therefor and distribute the same or the proceeds thereof to the holders of the Common Stock.

          3. Possess exclusively full voting power for the election of directors and for all other purposes except as otherwise provided herein.

         Division D --- Provisions Applicable to All Classes of Stock

          1.  Pre-emptive Rights.  Upon any issue or sale for money or other
              ------------------
consideration of any stock of this Corporation that may be authorized from time to time, no holder of stock irrespective of the kind of such stock shall have any pre-emptive or other right to subscribe for, purchase or receive any proportionate or other share of the stock so issued or sold (including treasury shares), but the Board of Directors may dispose of all or any portion of such stock as and when it may determine free of any such rights, whether by offering the same to shareholders or by sale or other disposition as said Board may deem advisable; provided, however, that if the Board of Directors shall determine to offer any new or additional shares of Common Stock, or any security convertible into Common Stock, for money, other than by a public offering of all of such shares or an offering of all of such shares to or through underwriters or investment bankers who shall have agreed promptly to make a public offering of such shares, the same shall first be offered pro rata to the holders of the then outstanding shares of Common Stock of the Corporation upon terms not less favorable to the purchaser (without deduction of such reasonable compensation, allowance or discount for the sale, underwriting or purchase as may be fixed thereafter by the Board of Directors) than those on which the Board of Directors issues and disposes of such stock or securities to other than such holders of Common Stock; and provided further, that the time within which such pre-emptive rights shall be exercised may be limited by the Board of Directors to such time as the said Board may deem proper, not less, however, than twenty days after mailing of notice that such stock rights are available and may be exercised.
The foregoing provisions of this paragraph shall not be changed unless the holders of record of not less than two-thirds (2/3) of the number of shares of Common Stock then outstanding shall consent thereto in writing or by voting therefor in person or by proxy at the meeting of stockholders at which any such change is considered.

          2.  Votes Per Share.  Unless otherwise expressly provided in the
              ---------------
resolution of the Board of Directors of the Corporation establishing a series of Preferred Stock, any shareholder of the Corporation having the right to vote at any meeting of the shareholders or of any class or series thereof, as herein provided, shall be entitled to one vote for each share of stock held by him. There shall be no cumulative voting by any class, series, or shares of stock of this Corporation.

          3.  Increase of Capital Stock.  The capital stock of the Corporation
              -------------------------
may be increased at any time, and from time to time, upon the vote of the holders of record of not less than a majority of the aggregate number of shares of the capital stock of the Corporation then outstanding and having power to vote upon such increase.

                                  ARTICLE VII
                                  -----------

          The Corporation from time to time, subject to the limitations or requirements hereinabove provided and to the extent it may lawfully do so, may purchase any of its stock outstanding at such price as may be authorized by its Board of Directors and accepted by the holders of the stock purchased, and may resell any stock so purchased or otherwise acquired by it at such price as may be authorized by its said Board of Directors.

                                 ARTICLE VIII
                                 ------------

          Subject to the other provisions hereof, in order to acquire funds with which to make any redemption or purchase of stock herein authorized, the Corporation, subject to the limitations or requirements hereinabove provided and to the extent it may lawfully do so, may issue and sell Common Stock or Preferred Stock of any class then authorized but unissued, or bonds, notes, or other evidences of indebtedness convertible or not into Common Stock or stock of any other class then authorized but unissued.

                                  ARTICLE IX
                                  ----------

          The Corporation shall reimburse or indemnify any former, present or future director, officer or employee of the Corporation, or any person who may have served at its request as a director, officer or employee of another corporation, or any former, present or future director, officer or employee of the Corporation who shall have served or shall be serving as an administrator, agent or fiduciary for the Corporation or for another corporation at the request of the Corporation (and his heirs, executors and administrators) from and against all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, the defense of any action, suit or proceeding in which he may be involved by reason of his being or having been such director, officer or employee, except with respect to matters as to which he shall be adjudged in such action, suit or proceeding to be liable because he did not act in good faith, or because of dishonesty or conflict of interest in the performance of his duty.

          No former, present or future director, officer or employee of the Corporation (or his heirs, executors and administrators) shall be liable for any act, omission, step or conduct taken or had in good faith, which is required, authorized or approved by any order or orders issued pursuant to the Public Utility Holding Company Act of 1935, the Federal Power Act, or any other federal or state statute regulating the Corporation or its subsidiaries, or any amendments to any thereof. In any action, suit or proceeding based on any act, omission, step or conduct, as in this paragraph described, the provisions hereof shall be brought to the attention of the court. In the event that the foregoing provisions of this paragraph are found by the court not to constitute a valid defense, each such director, officer or employee (and his heirs, executors and administrators) shall be reimbursed for, or indemnified against, all expenses and liabilities incurred by him or them, or imposed on him or them, including, but not limited to, judgments, settlements, court costs and attorneys' fees, in connection with, or arising out of, any such action, suit or proceeding based on any act, omission, step or conduct taken or had in good faith as in this paragraph described.

          The foregoing rights shall not be exclusive of other rights to which any such director, officer or employee (or his heirs, executors and administrators) may otherwise be entitled under any bylaw, agreement, vote of shareholders or otherwise, and shall be available whether or not the director, officer or employee continues to be a director, officer or employee at the time of incurring such expenses and liabilities. In furtherance, and not in limitation of the foregoing provisions of this Article IX, the Corporation may indemnify and insure any such persons to the fullest extent permitted by the Texas Business Corporation Act, as amended from time to time, or the laws of the State of Texas, as in effect from time to time.

                                   ARTICLE X
                                   ---------

          A director of the Corporation shall not be liable to the Corporation or its shareholders for monetary damages for any act or omission in the director's capacity as a director, except that this provision does not eliminate or limit liability of a director for:

          (a) a breach of a director's duty of loyalty to the Corporation or its shareholders;

          (b) an act or omission not in good faith that constitutes a breach of duty of a director to the Corporation or an act or omission that involved intentional misconduct or a knowing violation of the law;

          (c) a transaction from which a director received an improper benefit, whether or not the benefit resulted from an action taken within the scope of the director's office; or

          (d) an act or omission for which the liability of a director is expressly provided for by statute.

          If the laws of the State of Texas are amended to authorize action further eliminating or limiting the personal liability of directors, then the liability of a director of the Corporation shall be eliminated or limited to the fullest extent permitted by such laws as so amended. Any repeal or modification of this Article X shall not adversely affect any right of protection of a director of the Corporation existing at the time of such repeal or modification.

                                  ARTICLE XI
                                  ----------

          The power to alter, amend or repeal the Bylaws of the Corporation, or to adopt new Bylaws, is hereby delegated to the Board of Directors subject to repeal or change by action of the shareholders.

                                  ARTICLE XII
                                  -----------

          The Corporation has heretofore complied with the requirements of law as to the initial minimum capital requirements without which it could not commence business under the Texas Business Corporation Act.